                             MASTER PLEDGE AGREEMENT

      MASTER PLEDGE AGREEMENT ("Agreement"), dated as of August 13, 1999, among Republic Technologies International, LLC, a Delaware limited liability company (the "Company"), RTI CAPITAL CORP., a Delaware corporation ("RTI"), REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC, a Delaware limited liability company ("Holdings"), each other guarantor listed on Schedule I hereto (each such guarantor, together with Holdings, the Company and RTI, each, a "Pledgor", collectively, the "Pledgors") and UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company organized under the New York Banking Law, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

                                R E C I T A L S :

      A. Reference is made to (i) the Credit Agreement, dated as of August 13, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, including any refinancing, refunding, replacement or extension thereof or a portion thereof and whether by the Lenders (as hereinafter defined) or any other lender or group of lenders, the "Credit Agreement"), among the Company, the financial institutions party thereto as lenders (the "Lenders"), BankBoston, N.A., as an agent for the Lenders (in such capacity, the "Administrative Agent", together with the Lenders, the "Credit Agreement Parties") and (ii) the Indenture, dated as of August __, 1999 (as amended or modified from time to time, the "Indenture"), among United States Trust Company of New York, as trustee (in such capacity, the "Indenture Trustee"), for the holders of the Senior Notes (as defined below) from time to time (the "Senior Note Holders"), the Company and RTI, as issuers (the "Issuers"), and the Guarantors party thereto and (iii) the Pledge Intercreditor Agreement, dated as of August 13, 1999 (as amended or modified from time to time, the "Pledge Intercreditor Agreement"), among the Secured Parties and the Collateral Agent and countersigned by the Pledgors.

      B. The Lenders have agreed to make Revolving Credit Loans (as defined in the Credit Agreement and which term will include any loans, revolving, term or otherwise, made under the Credit Agreement) to, and issue Letters of Credit (as defined in the Credit Agreement) for the account of, the Company in an aggregate principal amount of up to $425,000,000 upon the terms and subject to the conditions specified in the Credit Agreement. Pursuant to the Indenture, the Issuers are issuing $425,000,000 aggregate principal amount of their 133/4% Senior Secured Notes due 2009 (together with any substantially identical notes of the Issuers issued in exchange therefor in accordance with the Indenture, the "Senior Notes").

      C. The obligations of the Lenders to make Revolving Credit Loans and to issue Letters of Credit under the Credit Agreement, and the obligations of the Senior Note Holders to purchase the Senior Notes, are conditioned upon, among other things, the execution and delivery by the Pledgors of a pledge agreement in the form hereof to secure (i) the due and punctual payment of (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Revolving Credit Loans and the Senior Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or redemption, upon a required offer to purchase or otherwise, (b) each payment required to be made by the Company under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy,

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                                      -2-


insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Pledgors to the Secured Parties under the Senior Credit Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Pledgors under the Senior Credit Documents and (iii) the due and punctual payment and performance of all obligations of the Pledgors under each Rate Protection Agreement (as defined in the Credit Agreement) entered into with any counterparty that was a Lender at the time such Rate Protection Agreement was entered into (all the monetary and other obligations referred to in the preceding clauses (i) through
(iii) being referred to collectively as the "Obligations").

                               A G R E E M E N T:

      Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each other Secured Party (and each of their successors or assigns), hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Definition of Terms Used Herein. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement, the Indenture and the other Senior Credit Documents, as appropriate. All references to specific Sections in the Credit Agreement shall be deemed to also be references to the parallel provision of any other credit agreement included within the definition of "Credit Agreement."

      SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

      "Additional Interests" shall have the meaning assigned to such term in
Section 2.01.

      "Additional Shares" shall have the meaning assigned to such term in
Section 2.01.

      "Collateral" shall have the meaning assigned to such term in Section 2.01.

      "Distributions" shall have the meaning assigned to such term in Section 2.01.

      "Event of Default" shall mean any "Event of Default" as defined in the Credit Agreement and any "Event of Default" as defined in the Indenture.

      "Federal Securities Laws" shall have the meaning assigned to such term in
Section 4.03.

      "Guarantee Agreements" shall mean the "Guaranties" as defined in the Credit Agreement and the Indenture.

      "Governmental Authority" shall have the meaning assigned to such term in the Indenture.

      "Indebtedness" shall mean any "Indebtedness" as defined in the Credit Agreement and any "indebtedness" as defined in the Indenture.

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                                      -3-


      "Indemnitee" shall have the meaning assigned to such term in the Pledge Intercreditor Agreement.

      "Initial Pledged Shares" shall have the meaning assigned to such term in
Section 2.01.

      "Initial Pledged Interests" shall have the meaning assigned to such term in Section 2.01.

      "Obligations" shall have the meaning assigned to such term in Recital C of this Agreement.

      "Person" shall have the meaning assigned to such term in the Credit Agreement.

      "Pledged Interests" shall have the meaning assigned to such term in
Section 2.01.

      "Pledged Securities" shall have the meaning assigned to such term in
Section 2.01.

      "Pledged Shares" shall have the meaning assigned to such term in Section 2.01.

      "Secured Parties" shall mean (i) the Lenders, (ii) the Senior Note Holders, (iii) the Administrative Agent, (iv) the Indenture Trustee, (v) the Collateral Agent and (vi) the successors and assigns of each of the foregoing.

      "Security Documents" shall mean each of the documents and agreements defined as a "Security Document" in the Indenture or the Credit Agreement.

      "Senior Credit Documents" shall mean the Credit Agreement, the Indenture and the Support Documents.

      "Support Documents" shall mean the Security Documents and the Guarantee Agreements.

      "Tax Code" shall have the meaning assigned to such term in Section 2.01.

      "Wholly-Owned Restricted Subsidiary" shall have the meaning assigned to such term in the Indenture.

      SECTION 1.03. Terms Generally. The definitions in Section 1.02 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require.

                                   ARTICLE II

                                     PLEDGE

      SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, the Pledgors hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent, its successors and its assigns, for the benefit of the Secured Parties, and hereby grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in the following:

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            (i) the issued and outstanding shares of capital stock of each
      Person described in Schedule II-A annexed hereto and each other Subsidiary which is a corporation hereafter acquired or formed by such Pledgor (which are and shall remain at all times until this Agreement terminates, certificated shares), including the certificates representing all such shares (collectively, the "Initial Pledged Shares") and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares; provided, however, that such Pledgor shall not be required to pledge shares possessing more than 65% of the voting power of all classes of capital stock entitled to vote of any Subsidiary (other than Canadian Drawn Steel Company Inc.) which is a controlled foreign corporation (as defined in Section 957(a) of the Internal Revenue Code of 1986, as amended from time to time (the "Tax Code")) and, in any event, shall not be required to pledge the shares of stock of any Subsidiary (other than Canadian Drawn Steel Company Inc.) otherwise required to be pledged pursuant to this Section 2.01(i) to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Tax Code;

            (ii) all additional shares of capital stock of whatever class of any issuer of the Pledged Shares from time to time acquired by such Pledgor in any manner (which are and shall remain at all times until this Agreement terminates, certificated shares), including the certificates representing such additional shares and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional (collectively, the "Additional Shares"; together with the Initial Pledged Shares, the "Pledged Shares");

            (iii) all membership interests and/or partnership interests, as applicable, of each Person described in Schedule II-B annexed hereto and each other Subsidiary which is a limited liability company or partnership hereafter acquired or formed by such Pledgor, together with all rights, privileges, authority and powers of such Pledgor in and to each such Person or under the membership or partnership agreement of each such Person (the "Operative Agreements"), and the certificates, instruments and agreements, if any, representing such membership or partnership interests (collectively, the "Initial Pledged Interests");

            (iv) subject to Section 2.04, all options, warrants, rights, agreements, additional membership or partnership interests or other interests relating to each such Person described in Section 2.01(iii) above or any interest in any such Person, including, without limitation, any right relating to the equity or membership or partnership interests in any such Person or under the Operative Agreement of any such Person, from time to time acquired by such Pledgor in any manner and the certificates, instruments and agreements, if any, representing such additional interests (collectively, the "Additional Interests"; together with the Initial Pledged Interests, the "Pledged Interests"; the Pledged Interests, together with the Pledged Shares and the items or types of Pledged Collateral described in Section 2.01(vi) of this Agreement, collectively, the "Pledged Securities");

            (v) subject to Section 2.04, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities (collectively, "Distributions");

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                                      -5-


            (vi) subject to Section 2.04, without affecting the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Senior Credit Documents, in the event of any consolidation or merger in which any Person listed in Schedule II-A or Schedule II-B annexed hereto is not the surviving entity, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company or partnership owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from such consolidation or merger;

            (vii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof;

            (viii) all general intangibles to the extent necessary to realize on any of the foregoing;

            (ix) all documents, books, records, files and other materials relating to any of the foregoing; and

            (x) all proceeds of any of the foregoing (the items referred to in Section 2.01 (i) through (x) being collectively called the "Collateral").

      TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and its assigns, for the ratable benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

      SECTION 2.02. Delivery of the Collateral. (i) Each Pledgor agrees to promptly deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates, agreements or other instruments or documents representing the Collateral.

            (ii) Upon delivery to the Collateral Agent, (a) the Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request, (b) all other property comprising part of the Collateral, including uncertificated Pledged Securities, shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request and (c) UCC-1 financing statements for each of the entities and in each of the jurisdictions listed on Schedule V. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities being delivered and the securities that have been previously pledged, which schedule shall be attached hereto as Schedules II-A and II-B, as applicable, and made a part hereof. Each schedule so delivered shall supersede any prior schedule so delivered.

      SECTION 2.03. Registration in Nominee Name; Denominations. The Collateral Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

      SECTION 2.04. Voting Rights; Dividends and Interest, etc. (i) Unless and until an Event of Default shall have occurred and be continuing:

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                                      -6-


            (a) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers accruing to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement and the other Senior Credit Documents; provided, however, that no such action shall be permitted (regardless of whether an Event of Default has occurred and is continuing) if such action would materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of the Collateral Agent or the other Secured Parties under this Agreement or any other Senior Credit Document or the ability of the Collateral Agent or the other Secured Parties to exercise the same.

            (b) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers that it is entitled to exercise pursuant to Section 2.04 (a).

            (c) Each Pledgor shall be entitled to receive and retain any and all dividends, interest and principal paid in cash on the Pledged Securities pledged by it to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Senior Credit Documents and applicable laws. Other than pursuant to the first sentence of this
      Section 2.04 (i)(c), all principal, all noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions made on or in respect of Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by a Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of transfer).

            (ii) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest and principal payments that such Pledgor is authorized to receive pursuant to Section 2.04 (i)(c) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividend, interest and principal payments. All dividends, interest and principal that are received by any Pledgor contrary to the provisions of this Section 2.04 shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of transfer). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of Section 2.04 (ii) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default under the Credit Agreement and the Indenture have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to the Pledgors all cash dividends, interest or principal that such Pledgors would otherwise be permitted to retain pursuant to the terms of Section 2.04 (i)(c), but only to the extent such cash dividends, interest or principal remain in such account.

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                                      -7-


            (iii) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to exercise the voting and consensual rights and powers that they are entitled to exercise pursuant to Section 2.04 (i)(a), and the obligations of the Collateral Agent under Section 2.04 (i)(b), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Each Pledgor represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent and each other Secured Party, that:

            (i) the Pledged Shares and Pledged Interests represent that percentage as set forth on Schedules II-A and II-B of the issued and outstanding shares of each class of the Pledged Shares and of the membership or partnership interests of the Pledged Interests of the issuer with respect thereto;

            (ii) the Pledged Securities have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable;

            (iii) except for the security interest granted hereunder and as provided in Section 2.04, each Pledgor (a) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedules II-A and II-B to be owned by such Pledgor, (b) holds the same free and clear of all Liens, (c) will make no assignment, pledge, hypothecation or transfer of, or create any security interest in, the Collateral, other than as permitted hereunder and (d) subject to Section 2.04, will cause any and all Collateral, whether for value paid by any Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

            (iv) such Pledgor (a) has the power and authority to pledge the Collateral pledged by it hereunder in the manner hereby done or contemplated and (b) will defend its and the Collateral Agent's title or interest thereto or therein (and in the proceeds thereof) against any and all Liens (other than the Lien of this Agreement), however arising, of all Persons whomsoever;

            (v) no consent of any other Person (including stockholders or creditors of any Pledgor) and no consent, approval or action by, or notice to or filing with, any Government Authority or any securities exchange was or is necessary (a) to the validity of the pledge effected hereby (b) the exercise by the Collateral Agent of the rights provided for in this Agreement or (c) the exercise by the Collateral Agent of the remedies in respect of the Collateral pursuant to this Agreement, except those which have been obtained and are in full force and effect. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its commercially reasonable best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals for the exercise of any such remedies, rights and powers;

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            (vi) by virtue of the execution and delivery by the Pledgors of this
      Agreement, (a) when the Pledged Securities, certificates, instruments, agreements or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement and (b) upon the filing of UCC-1 financing statements for each of the entities and each of the jurisdictions listed on Schedule V, the Collateral Agent will obtain a legal, valid and perfected first priority security interest in the Pledged Securities and the proceeds thereof, as security for the payment and performance of the Obligations;

            (vii) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

            (viii) all information set forth herein relating to the Pledged Securities is accurate and complete in all material respects as of the date hereof;

            (ix) the pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof;

            (x) with respect to each Pledgor that is a corporation, partnership, limited liability company or similar entity, such Pledgor's chief executive office is located at the address indicated on Schedule IV annexed hereto. No Pledgor shall move its chief executive office nor change its name unless (1) it shall have given the Collateral Agent not less than thirty (30) days' prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as the Collateral Agent may reasonably request and Schedule IV hereof shall be deemed to be amended to reflect such information, and (2) with respect to such new location or name, such Pledgor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral intended to be granted hereby;

            (xi) except for the warrants to be issued in connection with the Senior Notes, there are no options, warrants, calls, rights, commitments or agreements of any character to which any Pledgor is a party or by which such Pledgor is bound obligating such Pledgor to issue, deliver or sell or cause to be issued, delivered or sold, additional Pledged Securities or obligating such Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement or would result in the imposition of any other Lien, restrict the transferability of any of the Collateral or otherwise impair or conflict with such Pledgor's obligations or the rights of the Collateral Agent or the Secured Parties;

            (xii) neither the execution and delivery of this Agreement or any Senior Credit Document by any Pledgor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof
      (a) violates any charter or by-laws or other organizational document of any Pledgor or any issuer of Pledged Securities, (b) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which any Pledgor is a party, or by which it may be bound or to which any of its properties or assets may be subject, which violation or conflict would have a material adverse effect on the value of the Collateral or an adverse effect on the security interests hereunder or (c) conflicts with any law, order, rule or regulation applicable to any Pledgor of any Governmental Authority having jurisdiction over such Pledgor or its property which conflict would have a material adverse effect on the value of the Collateral or an adverse effect on the security interests hereunder; and

            (xiii) each Pledgor agrees that at any time and from time to time, at the sole cost and expense of such Pledgor, it shall promptly execute and deliver all further instruments and documents, including, without limitation, supplemental or additional UCC-l financing statements, and take all further action that may be necessary or that the Collateral Agent may reasonably request, in order to perfect and protect the pledge, security interest and Lien granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

                                   ARTICLE IV

                                    REMEDIES

      SECTION 4.01. Remedies upon Default. If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise, to the extent permitted by law, all the rights of a secured party under the Uniform Commercial Code of the State of New York or its equivalent in other jurisdictions (the "Code") (whether or not the Code is in effect in the jurisdiction where such rights are exercised) and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

      The Collateral Agent shall give each Pledgor at least 10 days' prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Code) of the Collateral Agent's intention to make any sale of Collateral owned by such Pledgor. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange and, in the case of a private sale, shall state the time after which any such sale is to be made. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. Subject to the terms of the Pledge Intercreditor

Agreement, at any public sale made pursuant to this Section 4.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to it from any Pledgor as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and none of the Pledgors shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been cured and the Obligations paid in full; provided, however, that in the event the Obligations shall have been paid in full, the Pledgors shall be entitled to the return of the proceeds of the sale of any such Collateral to the extent not applied to payment of the Obligations. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in
Section 9-504(3) of the Code.

      SECTION 4.02. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 4.01, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

            FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder) in connection with such sale or otherwise in connection with this Agreement or the Pledge Intercreditor Agreement, including all court costs and the fees, other charges and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under the Pledge Intercreditor Agreement on behalf of any Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under the Pledge Intercreditor Agreement;

            SECOND, subject to the provisions of the Pledge Intercreditor Agreement, to the Collateral Agent for distribution to the Secured Parties as provided in Article IV of the Pledge Intercreditor Agreement for the satisfaction of the Obligations owed to the Secured Parties; and

            THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Subject to the terms of the Pledge Intercreditor Agreement, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

      SECTION 4.03. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such

Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. The Pledgors understand that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgors recognize that in light of the foregoing restrictions and limitations the Collateral Agent may, with respect to any sale of Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgors acknowledge and agree that, in light of the foregoing restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering the Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (ii) may approach and negotiate with a single possible purchaser to effect such sale. The Pledgors acknowledge and agree that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

      SECTION 4.04. Registration, etc. Each P1edgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Securities at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, take or cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent, to permit the public sale of such Pledged Securities. Each Pledgor jointly and severally agrees to (i) indemnify, defend and hold harmless the Collateral Agent, the other Secured Parties and their respective officers, directors, affiliates and controlling Persons from and against all losses, liabilities, expenses, costs (including the reasonable fees and expenses of legal counsel to the Collateral Agent) and claims (including the costs of investigation) that they may incur insofar as any such loss, liability, expense, cost or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus, offering circular or similar document (or any amendment or supplement thereto), or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to any Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein, and (ii) enter into an indemnification agreement with any underwriter of or placement agent for any Pledged Securities, on its standard form, to substantially the same effect. Each Pledgor further agrees to use all reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Pledgors will jointly and severally bear all costs and expenses of carrying out their obligations under this Section 4.04. The Pledgors acknowledge that there is no adequate remedy at law for failure by them to comply with the provisions of this Section 4.04 and that such failure would not be adequately compensable in damages, and therefore agree that their agreements contained in this Section 4.04 may be specifically enforced.

                                    ARTICLE V

                                  MISCELLANEOUS

      SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the Credit Agreement or the Indenture. All communications and notices hereunder to any Pledgor shall be given to it at the address for notices set forth on Schedule IV. All communications and notices hereunder to the Collateral Agent shall be given to it at the address set forth in Schedule III hereto.

      SECTION 5.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interests granted hereunder and all obligations of the Pledgors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any Senior Credit Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Senior Credit Document or any other agreement or instrument, (iii) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations by any of the Pledgors).

      SECTION 5.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Senior Credit Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Revolving Credit Loans and any Letter of Credit and the purchase by the Senior Note Holders of the Senior Notes, and the execution and delivery to the Senior Note Holders of the Senior Notes, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on, or any other fee or amount payable under or in respect of, any Loan, Senior Note or Letter of Credit, or this Agreement or, without duplication of the foregoing, under any of the other Senior Credit Documents is outstanding and unpaid and so long as the Commitments and the Letter of Credit Commitment have not been terminated.

      SECTION 5.04. Binding Effect; Assignments. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the parties hereto, and their respective successors and assigns, except that the Pledgors shall not have the right to assign their rights hereunder or any interest herein or in the Collateral, or any part thereof (and any such attempted assignment shall be void), or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Collateral Agent as Collateral under this Agreement except as expressly contemplated by this Agreement or the other Senior Credit Documents.

      SECTION 5.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

      SECTION 5.06. Power of Attorney. The Collateral Agent is hereby appointed by the Pledgors, as the true and lawful agent and attorney-in-fact of each Pledgor, and in such capacity the Collateral Agent shall have the right, with power of substitution for the Pledgors and in each Pledgor's name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Panics, upon the occurrence and during the continuance of an Event of Default, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof, (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (iv) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (v) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment, incur any liability or make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any other Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Pledgor or to any claim or action against the Collateral Agent or any other Secured Party.

      SECTION 5.07. Collateral Agent's Fees and Expenses; Indemnification. (i) Each Pledgor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (a) the administration of this Agreement or the Pledge Intercreditor Agreement, (b) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (c) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or under the Pledge Intercreditor Agreement or
(d) the failure of the Pledgors to perform or observe any of the provisions hereof or thereof.

            (ii) Without limitation of their indemnification obligations under the other Senior Credit Documents, each Pledgor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or the Pledge Intercreditor Agreement or any claim, litigation, investigation or proceeding relating hereto or thereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

      (iii) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.07 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Senior Credit Document or any investigation made by or on behalf of the

Collateral Agent or any other Secured Party. All amounts due under this Section shall be payable on written demand therefor.

      SECTION 5.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 5.09. Waivers; Amendment. (i) No failure or delay of the Collateral Agent or any other Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Senior Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Senior Credit Document or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances.

            (ii) Subject to the provisions of the Pledge Intercreditor Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into among the Pledgors and the Collateral Agent, with the prior written consent of the Required Secured Parties (as defined in the Pledge Intercreditor Agreement); provided, however, that except as provided herein or in the other Senior Credit Documents, no such agreement shall amend, modify, waive or otherwise adversely affect a Secured Party's rights and interests in any material amount of the Collateral without the prior written consent of such Secured Party.

      SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER SENIOR CREDIT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SENIOR CREDIT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

      SECTION 5.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Senior Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 5.12. Jurisdiction; Consent to Service of Process. (i) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Senior Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that a claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Senior Credit Documents against any Pledgor or its properties in the courts of any jurisdiction.

            (ii) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Senior Credit Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (iii) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 5.13. Termination. This Agreement and the security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further Commitments (as defined in the Credit Agreement) under the Credit Agreement.

      SECTION 5.14. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 5.15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 5.16. Agreement May Constitute Financing Statement. Each Pledgor consents to the filing of this Agreement or a photocopy thereof as a financing statement under the Code in which the Collateral Agent may determine such filing to be necessary or desirable.

      SECTION 5.17. Pledge Intercreditor Agreement. (i) The Collateral Agent agrees, for itself and for each other Secured Party, that it and each other Secured Party shall be bound by the terms of the Pledge Intercreditor Agreement in connection with the administration of this Agreement.

            (ii) Each Pledgor hereby acknowledges receipt of a copy of and agrees to be bound by the terms of the Pledge Intercreditor Agreement.

      SECTION 5.18. References to Credit Agreement. Upon the payment and discharge in full of all Outstanding Credit Agreement Obligations (as defined in the Pledge Intercreditor Agreement), all references herein to the terms of the Credit Agreement shall become null and void (other than references for the purposes of incorporating herein definitions of terms used therein, which terms will continue to have the meanings assigned thereto immediately prior to such payment and discharge, subject to subsequent amendment or modifications in accordance with the terms hereof).

      SECTION 5.19. Additional Pledgors. Pursuant to the Credit Agreement, and the Indenture, each Wholly-Owned Restricted Subsidiary that was not in existence or not such a Subsidiary on the date of the Credit Agreement is required to enter into this Agreement as a Pledgor at such time as (i) it becomes such a Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral hereunder or (ii) such Subsidiary acquires or possesses property of a type that would be considered Collateral hereunder. Upon execution and delivery by the Collateral Agent and any Person mentioned in clause (i) or
(ii) above of an instrument in the form of Annex 1, such Person shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                        REPUBLIC TECHNOLOGIES INTERNATIONAL
                                        HOLDINGS, LLC

                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC

                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        RTI CAPITAL CORP.

                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        BLISS & LAUGHLIN, LLC

                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        CANADIAN DRAWN STEEL COMPANY INC.

                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        NIMISHILLEN & TUSCARAWAS, LLC

                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        UNITED STATES TRUST COMPANY OF NEW
                                        YORK, as Collateral Agent

                                        By:  ___________________________________
                                             Name:
                                             Title:

                                Schedule I to the
                             Master Pledge Agreement

                                   GUARANTORS

Bliss & Laughlin, LLC
Canadian Drawn Steel Company Inc.
Nimishillen & Tuscarawas, LLC

                              Schedule II-A to the
                             Master Pledge Agreement

                                 PLEDGED SHARES

RTI Capital Corp.

            1 share of Common Stock, $.01 par value
            Certificate #1
            Registered owner - Republic Technologies International, LLC Ownership Percentage - 100%

Canadian Drawn Steel Company Inc.

            12,393,094 shares of Common Stock
            Certificate #C-3
            Registered owner - Republic Technologies International, LLC Ownership Percentage - 100%

                              Schedule II-B to the
                             Master Pledge Agreement

                               PLEDGED INTERESTS

Republic Technologies International, LLC

            100% Profit Sharing Interests
            Certificate #1
            Registered owner - Republic Technologies International Holdings, LLC

Bliss & Laughlin, LLC

            100% Profit Sharing Interests
            Certificate #1
            Registered owner - Republic Technologies International, LLC

Nimishillen & Tuscarawas, LLC

            100% Profit Sharing Interests
            Certificate #1
            Registered owner - Republic Technologies International, LLC

                               Schedule III to the
                             Master Pledge Agreement

                           INDENTURE COLLATERAL AGENT

United States Trust Company of New York, as Collateral Agent
114 West 47th Street
New York, NY 10036
Attention: Corporate Trust Department
Telephone: (212) 852-1000
Telecopy:  (212) 852-1625/1626

                               Schedule IV to the
                             Master Pledge Agreement

                              ADDRESSES OF PLEDGORS


            Name                                                            Address
            ----                                                            -------
Republic Technologies International, LLC                      3770 Embassy Parkway, Akron, Ohio 44333
Republic Technologies International Holdings, LLC             3770 Embassy Parkway, Akron, Ohio 44333
RTI Capital Corp.                                             3770 Embassy Parkway, Akron, Ohio 44333
Canadian Drawn Steel Company Inc.                             155 Chatham Street, Hamilton, Ontario L8P 2B7
Nimishillen & Tuscarawas, LLC                                 2633 8th Street, N.E., Canton, Ohio 44704
Bliss & Laughlin, LLC                                         281 East 155th Street, Harvey, Illinois 60426

                                Schedule V to the
                             Master Pledge Agreement

                            UCC-1 FINANCING STATEMENT

                 Name                                               Jurisdiction
Republic Technologies International, LLC                    -Delaware Secretary of State
                                                            -New York Secretary of State


Republic Technologies International Holdings, LLC           -Delaware Secretary of State
                                                            -New York Secretary of State


RTI Capital Corp.                                           -Delaware Secretary of State
                                                            -New York Secretary of State

Canadian Drawn Steel Company Inc.                           -New York Secretary of State

Nimishillen & Tuscarawas, LLC                               -Delaware Secretary of State
                                                            -New York Secretary of State

Bliss & Laughlin, LLC                                       -Delaware Secretary of State
                                                            -New York Secretary of State

                                 Annex 1 to the
                             Master Pledge Agreement

      SUPPLEMENT NO. , dated as of , to the Master Pledge Agreement dated as of August ___, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Master Pledge Agreement"), among Republic Technologies International, LLC, a Delaware limited liability company (the "Company"), RTI CAPITAL CORP., a Delaware corporation ("RTI"), REPBULIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC, a Delaware corporation ("Holdings"), each other guarantor listed on Schedule I hereto (each such subsidiary, together with Holdings, the Company and RTI, each, a "Pledgor", collectively, the "Pledgors") and UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company organized under the New York Banking Law, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Master Pledge Agreement).

                                R E C I T A L S :

            A. Reference is made to (i) the Credit Agreement, dated as of August __, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, including any refinancing, refunding, replacement or extension thereof or a portion thereof and whether by the Lenders (as hereinafter defined) or any other lender or group of lenders, the "Credit Agreement"), among the Company, the Guarantors party thereto, the financial institutions party thereto, as lenders (the "Lenders"), BankBoston, N.A., as an agent for the Lenders (in such capacity, the "Administrative Agent", together with the Lenders, the "Credit Agreement Parties") and (ii) the Indenture, dated as of August __, 1999 (as amended or modified from time to time, the "Indenture"), among United States Trust Company of New York, as trustee (in such capacity, the "Indenture Trustee"), for the holders of the Senior Notes (as defined below) from time to time (the "Senior Note Holders"), the Company and RTI, as issuers (the "Issuers"), and the Guarantors party thereto and (iii) the Pledge Intercreditor Agreement, dated as of August __, 1999 (as amended or modified from time to time, the "Pledge Intercreditor Agreement"), among the Secured Parties and the Collateral Agent and countersigned by the Pledgors.

            B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement, the Indenture and the other Senior Credit Documents.

            C. The Pledgors have entered into the Master Pledge Agreement in order to induce the Lenders to make Revolving Credit Loans, the Issuing Bank to issue Letters of Credit and the Senior Note Holders to purchase the Senior Notes. Pursuant to the Credit Agreement and the Indenture, each Subsidiary that was not in existence or not such a Subsidiary on the date of the Credit Agreement is required to enter into the Master Pledge Agreement as a Pledgor at such time as (a) it becomes a Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral under the Master Pledge Agreement or (b) such Subsidiary acquires or possesses property of a type that would be considered Collateral and. Section 5.19 of the Master Pledge Agreement provides that such Persons may become Pledgors under the Master Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Person (the "New Pledgor") is executing this Supplement in accordance with the requirements of the Credit Agreement and the Indenture to become a Pledgor under the Master Pledge Agreement in order to induce the Lenders to make additional Revolving Credit Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Revolving Credit Loans previously made, Letters of Credit previously issued and Senior Notes previously purchased.

      Accordingly, the Collateral Agent and the New Pledgor agree as follows:

      SECTION 1. In accordance with Section 5.19 of the Master Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Master Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Master Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date). In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the Master Pledge Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor's right, title and interest in and to the Collateral (as defined in the Master Pledge Agreement) of the New Pledgor. Each reference to a "Pledgor" in the Master Pledge Agreement shall be deemed to include the New Pledgor. The Master Pledge Agreement is hereby incorporated herein by reference.

      SECTION 2. The New Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

      SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

      SECTION 4. The New Pledgor hereby represents and warrants that set forth on Schedules II-A and II-B, as applicable, attached hereto is a true and correct schedule of all its Pledged Securities.

      SECTION 5. Except as expressly supplemented hereby, the Master Pledge Agreement shall remain in full force and effect.

      SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Master Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Master Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto, with a copy to the Borrowers if such New Pledgor is a Subsidiary.

      SECTION 9. The New Pledgor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

      IN WITNESS WHEREOF, the New Pledgor and the Collateral Agent have duly executed this Supplement to the Master Pledge Agreement as of the day and year first above written.

                                            [NAME OF NEW PLEDGOR]

                                             By:   _____________________________
                                                   Name:
                                                   Title:
                                                   Address:

                                             UNITED STATES TRUST COMPANY OF
                                             NEW YORK, as Collateral Agent

                                             By:   _____________________________
                                                   Name:
                                                   Title: